                                                                     EXHIBIT 3.1



                            ARTICLES OF INCORPORATION

                                       OF

                                  GMA II, INC.

                  The undersigned, being a natural person of the age of eighteen
(18) years or more and desiring to form a corporation under the laws of the State of Colorado, does hereby adopt these Articles of Incorporation.

                                    ARTICLE I

                The name of the corporation shall be GMA II, Inc.

                                   ARTICLE II

                                     CAPITAL

                  The authorized capital of this corporation shall consist of 1,000,000 shares of common stock, with a par value of $.01 per share. From time to time such shares may be issued by the corporation for such consideration expressed in dollars, in money paid, property received , or labor done, as may be fixed by the Board of Directors. All of such stock, when issued, shall be fully paid and nonassessable f or any purpose.

                                   ARTICLE III

                                PREEMPTIVE RIGHTS

                  A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants or privileges to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

                                   ARTICLE IV

                                CUMULATIVE VOTING

                  The shareholders shall not be entitled to cumulative voting for any purpose.

                                    ARTICLE V

                           REGISTERED OFFICE AND AGENT

                  The address of the initial registered of f ice of the corporation shall be 1 Fox Hill Road, Englewood, Colorado 80110, and the initial registered agent at such address shall be James F. Riopelle.

                                   ARTICLE VI

                           INITIAL BOARD OF DIRECTORS

                  The number of directors shall be fixed from time to time by the bylaws of the corporation. The number of directors constituting the initial Board of Directors shall be one (1). The name and address of the person who shall serve as director until the first annual meeting of shareholders or until his successor is elected and qualified is as follows:

            Name                                  Address

      James F. Riopelle                   1 Fox Hill Road
                                          Englewood, Colorado 80110

                                   ARTICLE VII

                                 INDEMNIFICATION

                  (A) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation (in the case of conduct in his official capacity with the corporation) or in a manner he reasonably believed to be at least not opposed to the corporation's best interests (in all cases other than in the case of conduct in his official capacity with the corporation), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not meet the standard of conduct set forth in this paragraph (A) of Article VII.

                   (B) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he met the standard of conduct set forth in paragraph (A) of this Article VII.

                   (C) Notwithstanding the foregoing provisions of paragraphs
(A) and (B) of this Article VII, the corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in connection with any proceeding charging improper personal benefit to the director or officer, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

                   (D) To the extent that a director or officer of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                   (E) Nothing in this Article VII shall limit or deny a director or officer of the corporation from applying to a court of competent jurisdiction for mandatory indemnification as provided by the Colorado Corporation Code, as amended, as from time to time in effect.

                   (F) Any indemnification under paragraphs (A) or (B) of this
Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (A) or (B) above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

                   (G) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article VII and such director or officer furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct required herein.

                   (H) The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified herein or other persons may be entitled under the Colorado Corporation Code, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of heirs, executors, and administrators of such a person.

                   (I) The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise or any other person against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article VII.

                   (J) Notwithstanding the above provisions, a director shall have no personal liability to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate the liability of a director to the corporation or to its shareholders for monetary damages for: Any breach of the director's duty of loyalty to the corporation or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; acts specified in section 7-5-114 of the Colorado Corporation Code; or any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VIII

                     TRANSACTIONS WITH INTERESTED DIRECTORS

                   No contract or transaction between the corporation and one
(1) or more of its directors or any other corporation, partnership, association or other organization in which one (1) or more of its directors are directors or officers or are financially interested shall be void or voidable solely because of such relationship or interest, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies the contract or transaction, or solely because his or their votes are counted for such purpose if:

                  (A) The material facts as to such relationship or interest and the contract or transaction are disclosed or known to the Board of Directors or committee, which in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote or consent of a majority of disinterested directors, even though the disinterested directors are less than a quorum; or

                  (B) The material facts as to such relationship or interest and the contract or transaction are disclosed or known to the shareholders entitled to vote thereon and the contract or transaction is specifically authorized, approved, or ratified in good faith by vote or consent of the shareholders; or

                  (C) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors or shareholders.

                  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                   ARTICLE IX

                          MAJORITY VOTE OF SHAREHOLDERS

                  At all meetings of shareholders, a majority of shares entitled to vote at such meeting represented in person or by proxy, shall constitute a quorum, and at any meeting at which a quorum is present the affirmative vote of a majority of the shares represented at such meeting and entitled to vote at the meeting shall be the act of the shareholders.'

                                    ARTICLE X

                                  INCORPORATOR

                  The name and address of the incorporator is as follows:

                  Joy C. Lloyd
                  Otten, Johnson, Robinson,
                  Neff & Ragonetti, P.C.
                  Suite 1600
                  950 Seventeenth Street
                  Denver, Colorado 80202

                  IN WITNESS WHEREOF, the incorporator has signed and verified these Articles of Incorporation on September 9th 1993.

                                            /s/ Joy C. Lloyd
                                         --------------------------------------
                                         Joy C. Lloyd, Incorporator

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  GMA II, INC.,
                         WHICH NAME IS BEING CHANGED TO
                            GERIMED OF AMERICA, INC.



                  Pursuant to the provisions of the Colorado Corporation Code, GMA II, Inc., a Colorado corporation, adopts the following Articles of Amendment to its Articles of Incorporation:

                  FIRST: The name of the corporation is GMA II, Inc.

                  SECOND: The following amendments were adopted on December 29, 1993, by the unanimous vote of the sole shareholder of GMA II, Inc. The number of shares voted for the amendment was sufficient for approval.

                  THIRD: The Articles of Incorporation of GMA II, Inc. are amended as follows:

                                    A. Article I is deleted in its entirety and
the following language is inserted in lieu thereof:

                                    ARTICLE I

                  The name of the corporation shall be GeriMed of America, Inc.

                                    B. Article II entitled "Capital" is deleted
in its entirety and the following language is inserted in lieu thereof:

                                   ARTICLE II

                                     CAPITAL

                  The total number of shares of capital stock which the corporation has authority to issue is 10,000,000 shares, all of which shall be classified as common stock, with a par value of $.0001 per share (hereinafter referred to as "Common Stock"). From time to time such shares may be issued by the corporation for such consideration expressed in dollars, in money paid, property received, or labor done, as may be fixed by the Board of Directors. All of such stock, when issued, shall be fully paid and nonassessable for any purpose.

                  The Common Stock shall be divided into two classes, of which 8,500,000 shares of the authorized Common Stock shall be classified and designated as "Voting Common Stock" and 1,500,000 shares of the authorized Common Stock shall be classified and designated as "Class A Common Stock."

                  Each share of Voting Common Stock shall have one vote on all matters submitted to the shareholders of the corporation. Each share of Class A Common Stock shall have no right to vote on any matters submitted to the shareholders of the corporation, except as otherwise required by law. Except as provided above with respect to voting powers, the Class A Common Stock and the Voting Common Stock of the corporation shall be identical in all respects.

                  FOURTH: The manner and basis of implementing the recapitalization effected by these Articles of Amendment shall be as follows:
Upon filing of these Articles of Amendment with the Colorado Secretary of State, each of the 1,000 shares of common stock of the corporation outstanding on such date shall automatically, without any action on the part of the holder thereof, be deemed and shall become 4,000,000 shares of Voting Common Stock of the corporation.

                  FIFTH: These Articles of Amendment increase the stated capital of the corporation from $10.00 to $400.00.

                  IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation of GMA II, Inc. are executed this 29th of December, 1993.

                                   GMA II, INC., a Colorado corporation



                                   By:  /s/ James F. Riopelle
                                      ------------------------------------------
                                        James F. Riopelle, President



                                   By:  /s/ Karen L Barsch
                                      ------------------------------------------
                                        Karen L. Barsch, Secretary

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            GERIMED OF AMERICA, INC.



                  Pursuant to Section 7-110-103 of the Colorado Business Corporation Act, as amended (the Act), the Articles of Incorporation of GeriMed of America, Inc., a Colorado corporation (the "Corporation"), shall be amended as set forth herein.

                  WHEREAS, the shareholders of the Corporation entitled to vote on an amendment to the Articles of Incorporation of the Corporation by unanimous written consent pursuant to Section 7-107-104 of the Act and the Bylaws of the Corporation, approved and adopted, by sufficient vote, these Articles of Amendment to the Articles of Incorporation of GeriMed of America, Inc. in accordance with Sections 7-110-103(5) and 7-110-104 of the Act effective on December 4, 1997.

                  THEREFORE: Article II of the Articles of Incorporation of GeriMed of America, Inc. is amended to read as follows:

                                   ARTICLE II

                                     CAPITAL

                  The total number of shares of all classes of capital stock which the corporation has authority to issue is 30,000,000 shares divided into 25,000,000 shares, which shall be classified as common stock, with a par value of $.0001 per share (hereinafter referred to as "Common Stock"), and 5,000,000 shares, which shall be classified as preferred stock, with a par value of $.0001 per share (hereinafter referred to as "Preferred Stock"). From time to time such shares may be issued by the corporation for such consideration expressed in dollars, in money paid, property received, or labor done, as may be fixed by the Board of Directors. All of such stock, when issued, shall be fully paid and nonassessable for any purpose.

                  Common Stock. Each holder of Common Stock shall have one vote for each share of Common Stock standing in his name on the books of the corporation and entitled to vote. The holders of Common Stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act. Subject to the prior rights of holders of Preferred Stock of the corporation then issued and outstanding, if any, the holders of Common Stock shall be entitled to receive the net assets of the corporation upon dissolution.

                  Preferred Stock. The 5,000,000 shares of Preferred Stock may be divided into and issued in one or more series as may be established and designated, from time to time, without shareholder approval, by resolution of the Board of Directors pursuant to the then applicable Colorado law. In establishing any particular series of Preferred Stock, the Board of Directors shall give a distinctive designation to the series so as to distinguish it from any and all other series of Preferred Stock, and shall designate the number of shares in such series and, to the extent allowed by the then applicable Colorado law, determine and set forth in resolutions adopted by the Board of Directors the preferences, limitations, and relative rights thereof. Any particular series of Preferred Stock may be senior, equal, or junior to any other series, but all shares of any particular series shall be identical in all respects with all other shares of such series. Prior to the issuance of any shares of any particular series of Preferred Stock, a statement of designation for such series, setting forth the resolution of the Board of Directors establishing such series, shall be made and filed in compliance with the then applicable requirements of Colorado law. The number of authorized shares of any particular series of Preferred Stock may thereafter be increased or decreased, but not below the number of shares of such particular series then outstanding, by resolution of the Board of Directors and the filing of a statement complying with such requirements. Unless otherwise provided in the resolution of the Board of Directors establishing any particular series of Preferred Stock, shares representing any decrease in the authorized shares of a particular series and shares issued and thereafter acquired by the corporation through purchase, redemption, conversion, or otherwise, shall revert to the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

                  THEREFORE, the manner and basis of implementing the recapitalization effected by these Articles of Amendment to the Articles of Incorporation of GeriMed of America, Inc., shall be as follows: Upon filing these Articles of Amendment to the Articles of Incorporation of GeriMed of America, Inc. with the Colorado Secretary of State, each share of Class A Common Stock of the Corporation outstanding on such date shall automatically, without any action on the part of the holder thereof, be deemed and shall become, one share of Common Stock of the Corporation; and each share of Voting Common Stock outstanding on such date shall automatically, without action on the part of the holder thereof, be deemed and shall become, one share of Common Stock of the Corporation.

                  IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation of GeriMed of America, Inc. are executed this 22nd day of December, 1997.


                               GERIMED OF AMERICA, INC., a Colorado corporation


                               By:  /s/ James F. Riopelle
                                   ---------------------------------------------
                                    James F. Riopelle, President

              CERTIFICATE OF DESIGNATIONS, PREFERENCES, LIMITATIONS
                               AND RELATIVE RIGHTS
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                            GERIMED OF AMERICA, INC.

Pursuant to Section 7-106-102 of the Colorado Business Corporation Act

                  GERIMED OF AMERICA, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the Colorado Business Corporation Act, certifies as follows:

                  FIRST: The Articles of Incorporation of the Corporation authorizes the issuance of 5,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

                  SECOND: By unanimous written consent of the Board of Directors of the Corporation dated December 22, 1997, the following resolution was adopted setting forth the designations, preferences, limitations and relative rights of a certain series of said Preferred Stock:

                  RESOLVED pursuant to Section 7-106-102 of the Colorado Business Corporation Act, the Board of Directors designates Three Million (3,000.000) shares of the Preferred Stock as Series A Convertible Preferred -Stock- (the "Series A Preferred Stock"). The designations, powers, preferences and rights. and the qualifications. limitations or restrictions thereof, in respect of the Series A Preferred Stock shall be as follows:

                  1. Definitions.

                  As used herein, the following terms shall have the respective meanings ascribed to them:

                  "BCA" shall mean the Colorado Business Corporation Act, as amended.

                  "Board" shall mean the Board of Directors of the Corporation.

                  "Business Day" shall mean any day which is not a Saturday or a Sunday or a day on which banks are permitted to close in Denver, Colorado. If any action otherwise required hereunder is scheduled for a day other than a Business Day. then such action may be taken on the next successive Business Day.

                  "Common Stock" shall mean the common stock of the Corporation, par value $0.000 1 per share.

                  "Corporation" shall mean GeriMed of America, Inc., a Colorado corporation.

                  "Junior Securitv" shall mean any equity security of any kind which the Corporation shall at any time issue or be authorized to issue other than the Series A Preferred Stock.

                  "Person" shall mean any individual, partnership, limited partnership, corporation, trust, joint venture unincorporated organization and a government or any department or agency thereof

                  "Preferred Stock" shall mean the Preferred Stock, par value $0.0001 per share, authorized to be issued by the Corporation pursuant to its Articles of Incorporation.

                  "Stated Value" of any share of Series A Preferred Stock shall mean $3.308.

                  2. Preference on Liquidation . Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred stock shall be entitled, before any distribution or payment is made upon any Junior Securities of the Corporation, to be paid out of the assets of the Corporation available for distribution to its shareholders (whether from capital, surplus or earnings) an amount in cash equal to the Stated Value of each share of Series A Preferred Stock outstanding, and the holders of the Series A Preferred Stock shall not be entitled to any farther payment. If upon such liquidation. dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation to be distributed among the holders of the Series A Preferred Stock shall be insufficient to permit payment to the holders of Series A Preferred Stock of the amount which they are entitled to be paid as aforesaid. then the entire remaining assets of the Corporation shall be distributed to the holders of the Series A Preferred Stock ratably based upon the aggregate Stated Value of the shares of Series A Preferred Stock held by them. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Series A Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining assets of the Corporation may be distributed to the holders of Junior Securities of the Corporation. Written notice of such liquidation. dissolution or winding. up, stating a payment date, the amount of the payment and the place where the amounts distributable shall be payable, shall be mailed by the Corporation by certified or registered mail, return receipt requested, not less than thirty (30) days prior to the payment date stated therein, to each record holder of any share of Series A Preferred Stock at the address of such record holder shown on the Corporation! s records. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale, exchange or transfer by the Corporation of less than substantially all of its assets, nor any reduction of the capital of the Corporation. shall of itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this paragraph 2.

                  3. Status of Shares. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired for value by the Corporation. shall. after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock.

                  4. Convertibility Rights.

                  (a) Conversion by Holder. Each share of Series A Preferred Stock shall be convertible, at any time at the option of the holder thereof, into one (1) share of Common Stock of the Corporation. taking into account any appropriate adjustments under paragraph 4(b) below. Such right of conversion shall be exercisable by such holder's delivery of written notice of conversion to the Corporation specifying the number of shares of Series A Preferred Stock to be converted, and such holder's compliance with the other terms of conversion set forth in paragraph 4(b) below.

                  (b) Mechanics of Conversion. Concurrently with a holder's notice of conversion of Series A Preferred Stock, such holder shall (i) surrender his or her certificates representing the aggregate number of shares of Series A Preferred Stock being converted by such holder. duly endorsed and with signatures guaranteed, at the principal office of the Corporation in the State of Colorado (or at such other place - the Corporation reasonably designates), and (ii) pay any transfer tax if the shares of Common Stock are to be issued in any name other than the name of the holder of the Series A Preferred Stock being converted. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock (or his or her nominee) one or more certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed effective immediately prior to the close of business on the date of the surrender of the last of the certificates representing the Series A Preferred Stock being converted, and the person(s) entitled to receive the shares of Common Stock issuable up such conversation shall be treated for all purposes as the record holder(s) of such shares of Common Stock on such date.

                  (c) Adjustments for Changes in Capitalization. In the event of any increase or decrease in the number of the issued and outstanding shares of the Corporation's Common Stock by reason of a stock dividend, stock split-reverse stock split or consolidation or combination of shares and the like at any time or from time to time after the date hereof such that the holders of Common Stock shall have had an adjustment made, -without payment therefor, in the number of shares of Common Stock owned by them or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled or required to have had an adjustment made in the number of shares of Common Stock owned by them, without payment therefor, there shall be a corresponding adjustment as to the number of shares of Common Stock receivable upon conversion of each share of Series A Preferred Stock with the result that the holder' s proportionate interest in the Common Stock shall be maintained as before the occurrence of such event. If the Corporation shall effect a plan of recapitalization, reclassification, reorganization or other like capital transaction or shall merge or consolidate with or into another corporation or convey all or substantially all of its assets to another corporation at any time or from time to time on or after the date hereof, then in each such case the holder, upon the conversion of Series A Preferred Stock at any time after the consummation of such recapitalization, reclassification, reorganization or other like capital transaction or of such merger, consolidation or conveyance, shall be entitled to receive (in lieu of the securities or other property to which such holder would have been entitled to receive upon conversion prior to such consummation), the securities or other property to which such holder would have been entitled to have received upon consummation of the subject transaction if the holder hereof had converted the Series A Preferred Stock immediately prior to such consummation, but subject to further adjustment pursuant to the immediately preceding sentence.

                  (d) Reservation of Shares. At all times while the Series A Preferred Stock remains outstanding, the Corporation shall take or cause to be taken all actions appropriate to ensure that the Corporation at all times has reserved sufficient authorized and unissued shares of Common Stock (or other equity securities) to enable the Corporation to fulfill its obligations under this paragraph 4 in the event of conversion of Series A Preferred Stock.

                  (e) Liquidation Value. Upon the conversion of any share of Series A Preferred Stock, the holder thereof shall forfeit his right to receive the Stated Value of such share, and the Corporation thereafter shall not be required to pay at any time, nor shall the holder of such converted share of Series A Preferred Stock have any claim to, the Stated Value oil such share.

                  (f) No Dividends. Holders of shares of Series A Preferred Stock shall not be entitled to receive dividents with respect to such shares.

                  5. Restrictions.

                  (a) So long as any Series A Preferred Stock shall be outstanding, the Corporation shall not, except with the written consent of the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock, create any class or series of stock ranking as to payment of dividends or as to liquidation preference, having a priority over or on a parity with the Series A Preferred Stock.

                  (b) So long as any Series A Preferred Stock shall remain Outstanding. the Corporation shall not, except with the written consent of the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock, amend, alter or repeal the Corporations Articles of Incorporation (or any certificate amendatory or supplementary thereto) or by-laws in a manner adversely affecting any of the powers, preferences and rights set forth herein.

                  (c) So long as any Series A Preferred Stock shall remain outstanding, no dividend shall be declared or paid, nor shall any other distribution (including but not limited to a distribution in redemption) be made, upon any Junior Securities by the Corporation, except pursuant to the written consent of the holders of not less than a majority of all then outstanding shares of Series A Preferred Stock.

                  6. Voting Rights.

                  (a) The holders of shares of Series A Preferred Stock shall be entitled to vote on matters Coming before the shareholders of the corporation, with each share of Series A Preferred Stock having a number of votes from time to time equal to the number of shares of Common Stock into which such share then is convertible (I.e., initially each share of Series A Preferred Stock shall be entitled to one (1) vote), Voting by holders of Series A Preferred Stock shall be together with the holders of the Common Stock, and the holders of Series A Preferred Stock shall have no right to vote as a class except to the extent a class vote is required under the BCA.

                  (b) No vote or consent of the holders of the Series A Preferred Stock shall be required for the authorization (including an increase in the authorized number of shares of any Junior Securities) or issuance of any Junior Securities of the Corporation; provided, however, that the Corporation shall not issue any Junior Securities which have class voting rights beyond those required by law, except upon the prior written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

                  7. Closing of Books. The Corporation will not close its books against the transfer of any share of Series A Preferred Stock.

                  8. Registration of Transfer. The Corporation shall keep at its principal office in the State of Colorado (or at such other place as the Corporation reasonably designates) a register for the registration of shares of Series A Preferred Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares of Series A Preferred Stock represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent such number of shares of Series A Preferred Stock as shall be requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates or any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery Of any certificate in a name other than that of the holder of the surrendered certificate.

                  9. Replacement.

                  (a) Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or a bond reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, on which dividends shall be calculated cumulatively on a daily basis from the date to which dividends have been fully paid on such lost stolen, destroyed or mutilated certificate at the rate and in the manner applicable to such certificate.

                           (b) The term "outstanding" when used herein with
reference to shares of Series A Preferred Stock as of any particular time shall not include any such shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation in accordance with paragraph 8 or this paragraph 9, but shall include only those shares represented by such new certificate.

                  10. Amendment and Waiver. No amendment, modification or waiver of any provision hereof shall extend to or affect any obligation not expressly amended, modified or waived or impair any right consequent thereon. No course of dealing, and no failure to exercise or delay in exercising any right, remedy, power or privilege granted hereby shall operate as a waiver, amendment or modification of any provision hereof.

                  IN WITNESS WHEREOF, GeriMed of America, Inc. has caused this Certificate to be signed by its President this 22nd day of December, 1997.

                                       GERIMED OF AMERICA, INC.


                                   By: /s/ James F. Riopelle
                                       -----------------------------------------
                                       James F. Riopelle, President